EXHIBIT 12

HIGH YIELD PORTFOLIO
Investments as of December 31,1996
(Dollar amounts in thousands)
(Unaudited)

                                                 PRINCIPAL  MARKET
LONG-TERM OBLIGATIONS (89.8%)                     AMOUNT     VALUE

AUTOMOTIVE (2.4%)
Collins & Aikman Products 11.500% 4/15/06 .....  $  150     $  164

BUSINESS SERVICES (6.9%)
Iron Mountain Inc. 10.125% 10/01/06 .............   150        159
Lamar Advertising Co. 9.625% 12/01/06 ...........   150        154
*Safelite Glass Corp. 9.875% 12/15/06............   150        153
                                                            ------
                                                               466
CABLE/MEDIA (9.1%)
American Radio Systems 9.000% 2/01/06 ...........   150        147
JCAC Inc. 10.125% 6/15/06 .......................   150        155
SFX Broadcasting Series B 10.750% 5/15/06........   150        158
Young Broadcasting Corp. 10.125% 2/15/05.........   150        155
                                                            ------
                                                               615
COMMUNICATIONS (11.2%)
Comcast Corporation 9.125% 10/15/06 .............   150        153
Frontiervision 11.000% 10/15/06 .................   150        150
Heritage Media Corporation 8.750% 2/15/06 .......   150        144
*Paging Network 10.000% 10/15/08 ................   150        152
*Pricellular Wire 10.750% 11/01/04 ..............   150        156
                                                            ------
                                                               755
CONSUMER PRODUCTS (2.3%)
Revlon Consumer Products Series B
  10.500% 2/15/03 ...............................   150        158

ENERGY-EXTRACTIVE (2.3%)
*Parker Drilling Corp. 9.750% 11/15/06 ..........   150        158

HEALTH SERVICES & EQUIPMENT (4.6%)
*IMED Corporation 9.750% 12/01/06 ...............   150        152
Quest Diagnostic Inc. 10.750% 12/15/06...........   150        158
                                                            ------
                                                               310
HOTELS & ENTERTAINMENT (4.4%)
Station Casinos Inc. 10.125% 3/15/06 ............   150        150
Trump Atlantic City 11.250% 5/01/06 .............   150        149
                                                            ------
                                                               299
LEISURE PRODUCTS (2.3%)
*E&S Holdings Corporation 10.375% 10/01/06 ......   150        157


MACHINERY & FABRICATED METAL PRODUCTS (9.3%)
*AK Steel Corporation 9.125% 12/15/06 ...........   150        154
*Clark Materials Handling 10.750% 11/15/06 ......   150        156
Hayes Wheels International Inc. 11.000% 7/15/06 .   150        163
*US Can Corp. 10.125% 10/15/06 ..................   150        157
                                                            ------
                                                               630
PAPER (4.6%)
APP International Finance Company (Yankee
  Issue) 10.250% 10/01/00 .......................   150        156
*Specialty Paperboard Inc. 9.375% 10/15/06.......   150        151
                                                            ------
                                                               307
RETAIL (7.0%)
*Cole National Group 9.875% 12/31/06 ............   150        155
Ralphs Grocery Co. 10.450% 6/15/04 ..............   150        159
TLC Beatrice International Holdings 11.500%
  10/01/05 ......................................   150        159
                                                            ------
                                                               473
RUBBER, PLASTIC & RELATED MATERIALS (2.3%)
*Plastic Containers Inc. 10.000% 12/15/06 .......   150        155

SANITARY SERVICES (2.3%)
*Allied Waste North America 10.250% 12/01/06 ....   150        158

SPECIALTY CHEMICALS (2.3%)
*ISP Holdings Inc. 9.000% 10/15/03 ..............   150        152

TELEPHONE (4.6%)
*Comtel Brasileira Ltd. (Yankee Issue)
   10.750% 9/26/04 ..............................   150        153
Teleport Communications Group Inc.
  9.875% 7/01/06 ................................   150        160
                                                            ------
                                                               313
TEXTILES (2.3%)
*William Carter 10.375% 12/01/06 ................   150        155

TRANSPORTATION & TRANSPORTATION EQUIPMENT (7.0%)
Greenwich Air Services 10.500% 6/01/06 ..........   150        161
*Newport News Shipbuilding Inc. 9.250% 12/01/06 .   150        155
*Ryder TRS Inc. 10.000% 12/01/06 ................   150        156
                                                            ------
                                                               472
UTILITIES (2.6%)
Midland Funding II Series B 13.250% 7/23/06 .....   150        177
                                                            ------

TOTAL LONG-TERM OBLIGATIONS
(Cost basis $5,976) ......................................   6,074

------------------------------------------------------------------


SHORT-TERM OBLIGATIONS (8.5%)

Commercial Paper
Goldman Sachs Group Ltd. 8.250% 1/02/97 .........   290        290
McKenna Triangle 6.750% 1/02/97 .................   286        286
                                                            ------
Total Short-Term Obligations
(Amortized cost $576) .......................................  576

------------------------------------------------------------------

Total Investments (98.3%)
(Cost basis $6,552) ....................................... .6,650
Other Assets, Less Liabilities (1.7%) ......................   116
                                                            ------
Total Net Assets (100%) .................................   $6,766
                                                            ======

*Represents private placement securities issued under Rule
144A, which are exempt from the registration requirements of the Securities Act of 1933. These securities generally are issued to qualified institutional buyers, such as the Portfolio, and any resale by the Portfolio must be in an exempt transaction, normally to other qualified institutional investors. At December 31, 1996, the aggregate value of the Portfolio's private placement securities was $2,875 (aggregate cost of $2,732), which represented 41.2 percent of net assets.

At December 31, 1996, bonds issued by foreign entities represented
4.6 percent of net assets.

See accompanying notes to financial statements.

BALANCE SHEET
December 31, 1996
(All amounts in thousands, except per-share amounts)
(Unaudited)


ASSETS
Investments, at market value .......................$   --
Investment in SR&F High Yield Portfolio, at value... 6,766
Receivable for investments sold ....................    --
Receivable for fund shares sold ....................     9
Accrued interest receivable ........................    --
Cash and other assets...............................    91
                                                    ------
  Total Assets .....................................$6,866
                                                    ======

LIABILITIES
Payable for investments purchased ..................    --
Payable for fund shares redeemed ...................    --
Dividends payable...................................     2
Payable to investment adviser and transfer agent ...     1
Other liabilities ..................................    40
                                                    ------
   Total Liabilities ...............................    43
                                                    ------

CAPITAL
Paid-in capital .................................... 6,724
Net unrealized appreciation of investments .........    98
Accumulated net realized gains on investments ......     1
                                                    ------
   Total Capital (Net Assets) ...................... 6,823
                                                    ------
   Total Liabilities and Capital ...................$6,866
                                                    ======

Shares Outstanding (Unlimited Number Authorized) ...   672
                                                    ======
Net Asset Value (Capital) Per Share ................$10.16
                                                    ======

See accompanying notes to financial statements.

STATEMENT OF OPERATIONS
For the Period Ended
December 31, 1996)
(All amounts in thousands)
(Unaudited)

INVESTMENT INCOME
Interest income ....................................$   --
Investment income allocated from SR&F High
  Yield Portfolio...................................    74
                                                    ------
   Total Investment Income .........................    74

EXPENSES
Management fees ....................................    --
Expenses allocated from SR&F High Yield Portfolio...     9
Administrative fees ................................     1
Transfer agent fees ................................     1
Printing and postage ...............................     6
SEC and state registration fees ....................    --
Legal and audit fees ...............................     3
Accounting fees ....................................     4
Trustees' fees .....................................     2
Custodian fees .....................................     2
Amortization of organization expenses ..............     4
Other ..............................................    --
                                                    ------
                                                        32
Reimbursement of expenses by investment adviser ....   (24)
                                                    ------
   Total Expenses ..................................     8
                                                    ------
   Net Investment Income ...........................    66
                                                    ------
Realized and Unrealized Gains on Investments
Net realized gains on investments ..................     1
Net change in unrealized appreciation or
  depreciation on investments ......................    98
                                                    ------
   Net Gains on Investments ........................    99
                                                    ------
Net Increase in Net Assets Resulting from Operations  $165
                                                    ======


See accompanying notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS
(All amounts in thousands)
(Unaudited)
                                                 Period Ended
                                                 December 31,
                                                   1996(a)
                                                 ------------
OPERATIONS
Net investment income .............................$   66
Net realized gains on investments .................     1
Net change in unrealized appreciation or
  depreciation of investments .....................    98
                                                   ------
   Net Increase in Net Assets Resulting
     from Operations ..............................   165
                                                   ------
DISTRIBUTIONS TO SHAREHOLDERS
Dividends from net investment income ..............   (66)
                                                   ------
SHARE TRANSACTIONS
Subscriptions to fund shares ...................... 6,178
Investment income dividends reinvested ............    63
Redemptions of fund shares ........................   (57)
   Net Increase from Share Transactions ........... 6,724
                                                   ------
   Net Increase in Net Assets ..................... 6,823

TOTAL NET ASSETS
Beginning of Period ...............................    --
                                                   ------
End of Period ..................................... 6,823
                                                   ======

Accumulated Undistributed Net Investment
  Income at End of Period .........................$   --
                                                   ======

ANALYSIS OF CHANGES IN SHARES OF BENEFICIAL
  INTEREST
Subscriptions to fund shares ......................   672
Investment income dividends reinvested ............     6
                                                   ------
                                                      678
Redemptions of fund shares.........................    (6)
                                                   ------
Net increase in fund shares .......................   672
Shares outstanding at beginning of period..........    --
                                                   ------
Shares outstanding at end of period ...............   672
                                                   ======

(a) From the commencement of operations on November 1, 1996.
See accompanying notes to financial statements.

SR&F HIGH YIELD PORTFOLIO

BALANCE SHEET
(All amounts in thousands)
(Unaudited)
                                      December 31, 1996
                                      -----------------
Assets
Investments, at market value ............. $6,650
Accrued interest receivable ..............    120
                                           ------
   Total Assets ..........................  6,770
                                           ------
Liabilities
Other liabilities ........................      4
                                           ------
Net Assets applicable to investors'
  beneficial interest .................... $6,766
                                           =======

See accompanying notes to financial statements.



STATEMENT OF OPERATIONS
(All amounts in thousands)
(Unaudited)
                                      Period Ended
                                   December 31, 1996(a)
                                   --------------------
Investment Income
Interest income ...........................  $74
                                            ----
Expenses
Management fees ...........................    4
Other ......... ...........................    1
                                            ----
   Total Expenses .........................    5
                                            ----
Net Investment Income .....................  $69
                                            ====

(a) From the commencement of Operations on November 1, 1996.
See accompanying notes to financial statements.


STATEMENT OF CHANGES IN NET ASSETS
(All amounts in thousands)
(Unaudited)
                                      Period Ended
                                   December 31, 1996(a)
                                   --------------------
Operations
Net investment income ..................$   69
                                        ------
Transactions in investors'
  beneficial interests
Contributions .........................  6,750
Withdrawals ...........................     (8)
                                        ------
   Net Increase from Share Transactions  6,697
                                        ------
   Net Increase in Net Assets .......... 6,766

Total Net Assets
Beginning of Period ....................    --
                                        ------
End of Period ......................... $6,766
                                        ======

(a) From the commencement of operations on November 1, 1996.
See accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATION OF SR&F HIGH YIELD PORTFOLIO

The SR&F High Yield Portfolio (the "Portfolio") is a separate series of the SR&F Base Trust, a Massachusetts common trust organized under an Agreement and Declaration of Trust dated August 23, 1993. The Declaration of Trust permits the Trustees to issue non-transferable interests in the Portfolio. The Portfolio commenced operation on November 1, 1996.

The Portfolio allocates net asset value, income and expenses based on respective percentage ownership of each investor on a daily basis. At December 31, 1996, Stein Roe High Yield Fund owned 100 percent of net assets.

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES

The following are the significant accounting policies of Stein Roe High Yield Fund (the "Fund"), a series of the Stein Roe Income Trust (a Massachusetts business trust) (the "Trust") and the SR&F High Yield Portfolio (the "Portfolio"), a series of the SR&F Base Trust (a Massachusetts business trust).

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

Security Valuations

All securities are valued as of December 31, 1996. Long-term debt securities are valued using market quotations if readily available at the time of valuation. If market quotations are not readily available, they are valued at a fair value using a procedure determined in good faith by the Board of Trustees, which has authorized the use of market valuations provided by a pricing service. Short-term debt securities with remaining maturities of 60 days or less are valued at their amortized cost. Those with remaining maturities of more than 60 days for which market quotations are not readily available are valued by use of a matrix, prepared by the Adviser, based on quotations for comparable securities. Other assets are valued by a method that the Board of Trustees believes represents a fair value.

Futures Contracts

The Portfolio may enter into U.S. Treasury bond futures contracts to either hedge against expected declines of their securities or as a temporary substitute for the purchase of individual bonds. Risks of entering into futures contracts include the possibility that there may be an illiquid market at the time the Portfolio seeks to close out a contract, and changes in the value of the futures contract may not correlate with changes in the value of the securities being hedged.

Upon entering into a futures contract, the Portfolio deposits cash or securities with its custodian in an amount sufficient to meet the initial margin requirement. Subsequent payments are made or received by the Portfolio equal to the daily change in the contract value and are recorded as unrealized gains or losses.
The Portfolio recognizes a realized gain or loss when the contract is closed or expires. The Portfolio did not enter into futures contracts during the period ended December 31, 1996.

Federal Income Taxes

No provision is made for federal income taxes, since the Fund elects to be taxed as a "regulated investment company" and makes such distributions to its shareholders as to be relieved of all federal income taxes under provisions of current federal law.

The Fund intends to utilize provisions of the federal income tax laws that allow it to carry a realized capital loss forward for eight years following the year of the loss and offset such losses against any future realized gains.

Distributions to Shareholders

Dividends from net investment income are declared daily and paid monthly. Capital gains distributions, if any, are distributed annually. Distributions in excess of tax basis earnings are reported in the financial statements as a return of capital. Differences in the recognition or classification of income between the financial statements and tax earnings that result in temporary over-distributions are classified as distributions in excess of net investment income or net realized gains, and all permanent differences are reclassified to paid-in capital.

The Fund did not have distributions in excess of net investment income or net realized gains for the period ended December 31, 1996.

Other Information

Realized gains or losses from sales of securities are determined on the specific identified cost basis.

Securities purchased on a when-issued or delayed delivery basis may be settled a month or more after the transaction date. These securities are subject to market fluctuation during this period.
The Portfolio did not have when-issued or delayed delivery purchase commitments as of December 31, 1996.

All amounts, except per-share amounts, are shown in thousands.

NOTE 3.  PORTFOLIO COMPOSITION

High Yield Portfolio invests primarily in high yield, high-risk medium- and lower-quality debt securities. See the Portfolio's schedule of investments for information on individual securities as well as industry diversification, and see Fund Highlights for the Portfolio's portfolio quality.

NOTE 4.  TRUSTEES' FEES AND TRANSACTIONS WITH AFFILIATES

The Portfolio pays monthly management fees, computed and accrued daily, to Stein Roe & Farnham Incorporated (the "Adviser"), an indirect, majority-owned subsidiary of Liberty Mutual Insurance Company, for its services as investment adviser and manager.

The management fee for High Yield Portfolio is .50 of 1 percent of the first $500 million of average daily net assets and .475 of 1 percent thereafter.

The Fund pays monthly administrative fees, computed and accrued daily, to the Adviser. The administrative fee for High Yield Fund is .15 of 1 percent of the first $500 million of average daily net assets and .125 of 1 percent thereafter.

The administrative agreement of the Fund provides that the Adviser will reimburse the Fund to the extent that its annual expenses, excluding certain expenses, exceed the applicable limits prescribed by any state in which the Fund's shares are offered for sale. The Adviser has agreed to reimburse High Yield Fund to the extent that expenses incurred exceed 1 percent of average net assets. The expense limitation expires October 31,1997, subject to earlier termination by the Adviser on 30 days' notice.

The transfer agent fees of the Fund are paid to SteinRoe Services Inc. (SSI), an indirect, majority-owned subsidiary of Liberty Mutual Insurance Company. SSI has entered into an agreement with Colonial Investors Service Center, Inc., an indirect, majority-owned subsidiary of Liberty Mutual Insurance Company, to act as a sub-transfer agent for the Fund.

The Adviser also provides certain accounting services. For the period ended December 31, 1996, High Yield Fund and the Portfolio incurred charges of $4 and $4, respectively, for these services.

Certain officers and trustees of the Trust are also officers of the Adviser. Trustees not affiliated with the Adviser receive compensation from the Fund. No remuneration was paid to any other trustee or officer of the Trust.

NOTE 5.  SHORT-TERM DEBT.

To facilitate portfolio liquidity, the Fund and the Portfolio maintain borrowing arrangements under which they can borrow against portfolio securities. There were no borrowings for the Fund or the Portfolio during the period ended December 31,1996.

NOTE 6.  INVESTMENT TRANSACTIONS

The aggregate cost of purchases and proceeds from sales of securities other than short-term obligations for the period ended
December 31,1996, for High Yield Portfolio were:

             Purchases       Sales
             ---------       ------
               $6,208        $152

At December 31, 1996, unrealized appreciation and depreciation of investments on a tax basis and the cost of investments for financial reporting purposes and for federal income tax purposes were as follows for High Yield Portfolio:

                                             Cost of Investments

                                                        Federal
                                  Net        Financial  Income
Appreciation   Depreciation   Appreciation   Reporting    Tax
------------   ------------   ------------   ---------  -------
    $103          $5            $98          $6,552     $6,552

FINANCIAL HIGHLIGHTS
SR&F HIGH YIELD PORTFOLIO

                                                  Period Ended
                                             December 31, 1996 (a)
                                             ---------------------
Ratios to Average Net Assets
Ratio of net investment income to average net assets..  8.04%*
Ratio of net expenses to average net assets ..........  0.55%*

*Annualized
(a) The Portfolio commenced operations on November 1, 1996.

------------------------------------------------------------------

FINANCIAL HIGHLIGHTS
HIGH YIELD FUND

Selected per-share data (for a share outstanding through each period), ratios and supplemental data.

                                            Period Ended
                                         December 31, 1996 (a)
                                         ---------------------
Net Asset Value, Beginning of Period ........... $10.00
                                                 ------
Income From Investment Operations
  Net investment income ........................    .11
   Net realized and unrealized gains
     on investments ............................    .16
                                                 ------
      Total from investment operations .........    .27
Distribution from net investment income ........   (.11)
                                                 ------
Net Asset Value, End of Period ................. $10.16
                                                 ======
Ratio of net expenses to average net assets (b).  1.00%*
Ratio of net investment income to average net
  assets (c) ...................................  7.68%*
Portfolio turnover rate ........................     3%**
Total return (c) ...............................  2.71%**
Net assets, end of period (000s) ..............  $6,823

*Annualized
** Not annualized
(a) The Fund commenced operations on November 1, 1996.
(b) If the Fund had paid all of its expenses and there had been no reimbursement by the Adviser, this ratio would have been 3.14 percent for the period ended December 31, 1996.
(c) Computed giving effect to Adviser's expense limitation undertaking.